Exhibit 99.1

                                 News Release

_______________________________________________________________________________
         Hexcel Corporation, 281 Tresser Boulevard, Stamford, CT 06901
                                (203) 969-0666
_______________________________________________________________________________


                                          Contact:    Investors:
                                                      Stephen C. Forsyth
                                                      (203) 969-0666 ext. 425
                                                      stephen.forsyth@hexcel.com

                                                      Media:
                                                      Michael Bacal
                                                      (203) 969-0666 ext. 426
                                                      michael.bacal@hexcel.com


                    HEXCEL CORPORATION PRICES $125 MILLION
                         SENIOR SECURED NOTE OFFERING

              Proceeds will be used to repay amounts outstanding
                                     under
                      its existing senior credit facility



         STAMFORD, CT, March 7, 2003 - Hexcel Corporation (NYSE/PCX: HXL)

today announced that it has priced $125.0 million in principal amount of

9-7/8% Senior Secured Notes due 2008. The notes will be issued at a slight discount, resulting in an effective yield of 10-1/8% and gross proceeds to

Hexcel of $123,690,000. The notes will be secured on a first-priority basis by substantially all of Hexcel's domestic fixed assets and will be guaranteed by

Hexcel's material domestic subsidiaries. The proceeds from the notes will be used to repay amounts outstanding under Hexcel's existing senior credit facility.


The offering is conditioned upon the refinancing of Hexcel's existing senior credit facility and the consummation of Hexcel's previously announced preferred stock financing. Hexcel expects this private offering, the previously announced preferred stock financing and the refinancing of the existing senior credit facility to close simultaneously on March 19th, 2003.

The notes issued pursuant to this offering will have registration rights but will not be initially registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.


This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.


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Hexcel Corporation (the "Company") and certain persons may be deemed to be participants in the solicitation of proxies relating to the issuance of a total of 125,000 shares of a series A convertible preferred stock and 125,000 shares of a series B convertible preferred stock to affiliates of Berkshire

Partners LLC and Greenbriar Equity Group LLC, and affiliates of The Goldman

Sachs Group, Inc., for an aggregate of $125.0 million in cash. The participants in such solicitation may include the Company's executive officers and directors. Information concerning such participants is contained in the

Company's definitive proxy statement filed with the Securities and Exchange

Commission on February 14, 2003 on Schedule 14A in connection with such solicitation.


Stockholders of the Company received a definitive statement and a proxy card in connection with the solicitation. STOCKHOLDERS OF THE COMPANY ARE ADVISED

TO READ THE STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders

of the Company may obtain, upon filing, free of charge, copies of the

Company's proxy statement and other documents filed by the Company with the

Securities and Exchange Commission on the Securities and Exchange Commission's

website (http://www.sec.gov) or by request by contacting Investor Relations

Department, Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard,

16th Floor, Stamford, Connecticut 06901-3238.